SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C. 20549


                                            FORM 8-K/A

                            CURRENT REPORT PURSUANT TO SECTION 13 OR
                               15(d) OF THE SECURITIES ACT OF 1934



           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 20, 1997
                                                            (April 7, 1997)




                             RECYCLING INDUSTRIES, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      COLORADO                   0-20179                       84-1103445
(STATE OR OTHER                (COMMISSION                   (I.R.S. EMPLOYER
    JURISDICTION               FILE NUMBER)               IDENTIFICATION NO.)
OF INCORPORATION)




                      384 Inverness Drive South, Suite 211
                            Englewood, Colorado  80112
                  --------------------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


     Registrant's telephone number, including area code: (303) 790-7372



                                                      NOT APPLICABLE
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)













ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On April 7, 1997, Recycling Industries of Georgia, Inc., a wholly-owned subsidiary of the Registrant ("RIGI"), acquired substantially all of the assets and the business of Addlestone Recycling, Corp., ("ARC"), a privately held metals recycler with operations in Metter, Georgia. ARC's markets are steel mills and foundries in the Southeast.

    The assets acquired from ARC consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Registrant also purchased from ARC certain real property, buildings and leasehold improvements used in the metals recycling business.

    The total purchase price for ARC was $5.7 million including $0.5 million paid in the form of 10,000 shares of Registrant's Series D Convertible Preferred Stock. The $5.2 million cash portion of the purchase price was funded from long term debt obtained from a financial institution. The purchase price was determined through arm's length negotiations and based upon an independent appraisal.

    The Company has reached a definitive agreement to purchase substantially all the assets of Addlestone International Corporation ("AIC"), a privately held metals recycler with operations in Georgetown, South Carolina. AIC's markets are steel mills and foundries in the Southeast.

    The total purchase price for AIC is $6 million plus unprocessed inventory payable at closing. Included in the purchase price is $0.5 million or 10,000 shares of Series E Convertible stock. The $5.5 million cash portion of the purchase price will be funded from long term debt obtained from a financial institution. The purchase price was determined through arm's length negotiations and based upon an independent appraisal.

    The Registrant will continue the metals recycling operations of ARC and AIC.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    1.   Audited combined financial statements of ARC and AIC.

(b) PRO FORMA FINANCIAL INFORMATION.

    1. Pro forma consolidated financial statements for Recycling Industries, Inc. and Subsidiaries.











                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RECYCLING INDUSTRIES, INC.



Date: June 20, 1997                             By  /s/ THOMAS J. WIENS
                                                --------------------------------
                                                Thomas J. Wiens, Chairman and
                                                CEO







                                Addlestone Recycling Corporation and
                                Addlestone International Corporation
                                    Combined Financial Statements
                                  As of December 31, 1996 and 1995
                       and for the Years Ended December 31, 1996, 1995 and 1994





                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          -----

     Report of Independent Certified Public Accountants                        3

     Combined Balance Sheets                                                   4

     Combined Statements of Income                                             5

     Combined Statements of Stockholders' Equity                               6

     Combined Statements of Cash Flows                                         7

     Summary of Accounting Policies                                        8 - 9

     Notes to Combined Financial Statements                              10 - 16






                    Report of Independent Certified Public Accountants



    To the Board of Directors
    Addlestone Recycling Corporation
    Addlestone International Corporation
    Charleston, South Carolina


    We have audited the accompanying combined balance sheets of Addlestone Recycling Corporation and Addlestone International Corporation (the Companies) as of December 31, 1996 and 1995 and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Addlestone
Recycling Corporation and Addlestone International Corporation as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

BDO Seidman, LLP
Denver, Colorado
May 9, 1997


ADDLESTONE RECYCLING CORPORATION
AND ADDLESTONE INTERNATIONAL CORPORATION

Combined Balance Sheets

December 31,                               1996            1995
---------------------------------------------------------------

Assets (Note 5)

Current assets:
 Cash and cash equivalents             $   108,000  $    40,000
 Accounts receivable:
  Trade                                  2,994,000    2,111,000
  Related party (Note 4)                         -      118,000
  Interest and other                        37,000       15,000
 Inventories (Note 1)                    9,553,000    5,389,000
 Prepaid expenses                          173,000      176,000
 Notes receivable:
  Other (Note 3)                           101,000      144,000
  Related party (Note 4)                         -    1,369,000
---------------------------------------------------------------

Total current assets                    12,966,000    9,362,000
---------------------------------------------------------------

Property and equipment, net (Note 2)     4,490,000    4,945,000
---------------------------------------------------------------

Other assets:
 Notes receivable (Note 3)                 395,000      138,000
 Deposits and other, net                     2,000      125,000
---------------------------------------------------------------

Total other assets                         397,000      263,000
---------------------------------------------------------------

                                       $17,853,000  $14,570,000
---------------------------------------------------------------
---------------------------------------------------------------


            See accompanying summary of accounting policies and
                  notes to combined financial statements.


ADDLESTONE RECYCLING CORPORATION
AND ADDLESTONE INTERNATIONAL CORPORATION

Combined Balance Sheets

December 31,                               1996            1995
---------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities:
 Trade accounts payable                $   380,000  $   294,000
 Accrued payroll and other expenses        298,000      264,000
 Notes payable:
  Related parties (Note 4)               1,338,000      923,000
  Other (Note 5)                         1,621,000    1,260,000
---------------------------------------------------------------

Total current liabilities                3,637,000    2,741,000

Notes payable (Note 5)                           -      100,000
---------------------------------------------------------------

Total liabilities                        3,637,000    2,841,000
---------------------------------------------------------------

Commitments and contingencies (Notes 7 and 9)

Stockholders' equity:
 Preferred stock, $.10 par value
   50,000 shares
   authorized, none issued                       -            -
 Common stock, $.01 par value
   1,000 shares authorized,
   161 shares issued and outstanding             -            -
 Common stock, $.10 par value
   100,000 shares authorized,
   10,000 shares issued and outstanding      1,000        1,000
 Additional paid-in capital                244,000      244,000
 Retained earnings                      13,971,000   11,484,000
---------------------------------------------------------------
Total stockholders' equity              14,216,000   11,729,000
---------------------------------------------------------------
                                     $  17,853,000  $14,570,000
---------------------------------------------------------------
---------------------------------------------------------------




            See accompanying summary of accounting policies and
                  notes to combined financial statements.


ADDLESTONE RECYCLING CORPORATION
AND ADDLESTONE INTERNATIONAL CORPORATION

Combined Statements of Income


Years Ended December 31,                   1996              1995           1994
--------------------------------------------------------------------------------

Revenues:
 Sales (Notes 4 and 6)             $27,536,000        $16,972,000    $22,067,000
 Other income                          267,000            587,000      1,163,000
--------------------------------------------------------------------------------
Total Revenues                      27,803,000         17,559,000     23,320,000
--------------------------------------------------------------------------------

Costs and expenses:
 Cost of sales (Note 6)             23,093,000         14,243,000     18,225,000
 Personnel                             663,000             617,000       548,000
 Professional services                 111,000              78,000        89,000
 Travel                                 18,000              14,000        35,000
 Depreciation and amortization          46,000              50,000         1,000
 Interest                              252,000            174,000        361,000
 Other general and administrative    1,126,000            863,000      1,207,000
--------------------------------------------------------------------------------
Total costs and expenses            25,309,000         16,039,000     20,466,000
--------------------------------------------------------------------------------
Net income                         $ 2,494,000        $ 1,520,000    $ 2,764,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------







            See accompanying summary of accounting policies and
                  notes to combined financial statements.


ADDLESTONE RECYCLING CORPORATION
AND ADDLESTONE INTERNATIONAL CORPORATION

Combined Statements of Stockholders' Equity

                                                      Common Stock
                                              -------------------------------

Years Ended                                                                   Additional                 Total
December 31, 1994,          Preferred Stock   $.01 Par Value   $.10 Par Value   Paid-in    Retained    Stockholders'
1995 and 1996               Shares Amount    Shares Amount    Shares Amount    Capital    Earnings      Equity
-----------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1994         -  $   -      100  $   -      10,000 $1,000  $183,000   $7,647,000     $7,831,000
 Issuance of common stock        -      -       61      -           -      -    61,000            -         61,000
 Dividends                       -      -        -      -           -      -         -     (220,000)      (220,000)
 Net income                      -      -        -      -           -      -         -    2,764,000      2,764,000
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1994       -      -      161      -      10,000  1,000   244,000   10,191,000     10,436,000
 Dividends                       -      -        -      -           -      -         -     (227,000)      (227,000)
 Net income                      -      -        -      -           -      -         -    1,520,000      1,520,000
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995       -      -      161      -      10,000  1,000   244,000   11,484,000     11,729,000

 Dividends                       -      -        -      -           -      -         -       (7,000)        (7,000)
 Net income                      -      -        -      -           -      -         -    2,494,000      2,494,000
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996       -  $   -      161  $   -      10,000 $1,000  $244,000  $13,971,000    $14,216,000
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------



 See accompanying summary of accounting policies and notes to combined financial statements.


ADDLESTONE RECYCLING CORPORATION
AND ADDLESTONE INTERNATIONAL CORPORATION

Combined Statements of Cash Flows

Increase (Decrease) in Cash and Cash Equivalents

Years Ended December 31,               1996              1995           1994
-------------------------------------------------------------------------------

Operating activities:

Net income                      $2,494,000        $1,520,000     $2,764,000
Adjustment to reconcile
 net income to net cash
 provided by (used in)
 operating activities:
 Depreciation and amortization     836,000           995,000        942,000
 Gain) loss on sale of
  property and equipment           (77,000)            8,000       (307,000)
 Gain on sale of land and
  improvements                     (29,000)                -        (82,000)
 Changes in operating assets
  and liabilities:
   Accounts receivable            (787,000)          (84,000)     4,843,000
   Inventories                  (4,164,000)       (2,597,000)       998,000
   Prepaid expenses                  3,000           214,000        (66,000)
   Accounts payable and
    accrued expenses               120,000          (615,000)    (2,370,000)
-------------------------------------------------------------------------------
Net cash provided by (used in)
   operating activities         (1,604,000)         (559,000)     6,722,000
-------------------------------------------------------------------------------


Investing activities:

 Property and equipment
  purchases                       (458,000)         (967,000)    (2,742,000)
 Deposits and other                      -            (1,000)             -
 Proceeds from sale of property
  and equipment                    155,000           346,000         98,000
 Proceeds from sale of land
  and improvements                 151,000                 -         48,000
 Net (advances) collections on
  note receivable related party  1,369,000         1,995,000       (205,000)
 Collections on notes receivable   138,000           485,000        571,000
 Loans made                       (352,000)                -              -
-------------------------------------------------------------------------------
Net cash provided by (used in)
 investing activities            1,003,000         1,858,000     (2,230,000)
-------------------------------------------------------------------------------
Financing activities:
 Dividends paid                     (7,000)         (377,000)       (70,000)
 Advances on lines-of-credit    10,158,000        20,797,000     30,561,000
 Payments on lines-of-credit    (9,057,000)      (19,939,000)   (37,311,000)
 Payments on loans              (1,425,000)       (2,745,000)    (1,080,000)
 Proceeds from issuance of
  common stock                           -                 -         61,000
 Proceeds from loans             1,000,000                 -      4,000,000
-------------------------------------------------------------------------------
Net cash provided by (used in)
  financing activities             669,000        (2,264,000)    (3,839,000)
-------------------------------------------------------------------------------
Net increase (decrease) in cash
  and cash equivalents              68,000          (965,000)       653,000
Cash and cash equivalents,
  beginning of year                 40,000          1,005,000       352,000
-------------------------------------------------------------------------------
Cash and cash equivalents,
  end of year                  $   108,000         $   40,000    $1,005,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


            See accompanying summary of accounting policies and
                  notes to combined financial statements.



BUSINESS

Addlestone Recycling Corporation ("ARC") is a Delaware corporation formed in 1993; Addlestone International Corporation ("AIC") is a
Delaware corporation formed in 1973 (the "Companies"). The Companies operate metals recycling facilities in Georgia and South Carolina providing wholesale sales primarily to southeastern steel mills and markets.

COMBINATION

The combined financial statements include the accounts of ARC and AIC which are under common control through majority ownership. All material intercompany accounts and transactions are eliminated.


REVERSE STOCK SPLIT

Effective August 1, 1994, ARC completed a one-for-ten reverse stock split of its $.01 par value common stock. All share amounts have been retroactively restated to reflect this reverse split.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


CONCENTRATIONS OF CREDIT RISK

The Companies' financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable.

The Companies maintain its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts.

Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1996, accounts receivable balances from three customers were $1,147,000, $718,000 and $441,000 or 38%, 24%, and 15%, of the total accounts receivable balance.
At December 31, 1995, accounts receivable balances from two customers were $767,000 and $723,000 or 36% and 34% of total accounts receivable. Ongoing credit evaluations of customers' financial conditions are performed and, generally, no collateral is required. No allowance for uncollectible accounts has been recorded at December 31, 1996 and 1995 based on prior years experience and management's analysis of possible bad debts.


INVENTORIES

Inventories consist primarily of ferrous scrap metals. Inventories costs include material, labor and plant overhead. Inventories are stated at the lower of average cost (first-in, first-out) or market.


PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives ranging from 5 to 15 years. Depreciation expense of property and equipment was $835,000, $994,000 and $941,000 for the years ended
December 31, 1996, 1995 and 1994. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.


INCOME TAXES

The Companies, with the consent of their stockholders, have elected under the Internal Revenue Code to be S-corporations. In lieu of corporate income taxes, the stockholders are taxed on their proportional share of the Companies; taxable income. Therefore, no provision or liability for income taxes is included in the financial statements.


FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets for cash, accounts receivable and accounts payable, and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of the notes receivable and notes payable were estimated based on market values of financial instruments with similar terms. Management believes that the fair value of the notes receivable and notes payable approximate their carrying value.


REVENUE RECOGNITION

Sales are recorded in the period materials are shipped.


CASH AND CASH EQUIVALENTS


For purpose of the statement of cash flows, the Companies consider all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.
ADDLESTONE RECYCLING CORPORATION
AND Addlestone INTERNATIONAL CORPORATION

Notes to Combined Financial Statements


1.  Inventories      Inventories consisted of the following:

                     December 31,                         1996             1995
                     ----------------------------------------------------------
                     Raw materials                  $  187,000       $  462,000
                     Finished goods                  9,366,000        4,927,000
                     ----------------------------------------------------------
                                                    $9,553,000       $5,389,000
                     ----------------------------------------------------------
                     ----------------------------------------------------------


2.   Property and
     Equipment       Property and equipment consisted of the following:

                     December 31,                        1996             1995
                     ----------------------------------------------------------
                     Land                          $  197,000       $  197,000
                     Building and improvements        852,000          875,000
                     Heavy machinery and equipment  2,177,000        2,088,000
                     Automotive shredders           6,491,000        6,538,000
                     Transportation equipment         201,000          180,000
                     Office equipment                 182,000          183,000
                     ----------------------------------------------------------
                     Total                         10,100,000       10,061,000
                     Less accumulated depreciation  5,610,000        5,116,000
                     ----------------------------------------------------------
                                                   $4,490,000       $4,945,000
                     ----------------------------------------------------------
                     ----------------------------------------------------------


3.   Notes
     Receivable      The notes receivable primarily originated from the sale of property and equipment and bear interest at 8% to 11%. The notes mature at various dates and are collateralized by land, various equipment and a partnership interest.

4.   Related Party
     Transactions
     and Balances    Accounts receivable - related party
                     -----------------------------------

                     At December 31, 1995 amounts totaling $118,000 were due from Addlestone & Company, Inc., an affiliate controlled by the Companies' principal stockholder.

                     Notes receivable - related party
                     --------------------------------

                     In 1995 AIC had extended credit to Addlestone & Company, Inc., an affiliate controlled by the Companies' principal stockholder, pursuant to a $5,500,000 line-of-credit agreement, which was terminated in 1996. At December 31, 1995 $1,369,000 was due under the agreement.

                     Notes payable - related parties consisted of the following:
                     -----------------------------------------------------------

                     December 31,                        1996             1995
                     ----------------------------------------------------------

                     Note payable to the principal
                      stockholder due on demand with
                      interest at a bank's prime rate
                      (8.25% at December 31, 1996);
                      unsecured.                   $   750,000      $  525,000

                     Note payable to 5705 Highway
                      Avenue Corporation; pursuant
                      to a $2,000,000 line-of-credit,
                      the note is unsecured and due
                      thirty days after demand with
                      interest at a bank's prime rate
                      (8.25% at December 31, 1996).    338,000         398,000

                    Note payable to the principal
                     stockholder due on demand with
                     interest at a bank's prime rate
                     (8.25% at December 31, 1996);
                      unsecured.                       250,000               -
                    ----------------------------------------------------------
                                                   $ 1,338,000       $ 923,000
                    ----------------------------------------------------------
                    ----------------------------------------------------------


                    AIC leases office space from its stockholder under an agreement expiring January 31, 1999 at $3,000 per month. The lease may be canceled by providing 90 days written notice.


                    In addition to the balances and transactions discussed above, the financial statements include the following transactions with affiliated companies controlled by the Companies' principal stockholder:

                     December 31,               1996          1995        1994
                     ---------------------------------------------------------

                     Sales                 $      -   $ 12,322,000 $16,073,000
                     Management fee income        -        187,000     344,000
                     Interest income          5,000        192,000     317,000
                     Interest expense       109,000         42,000      62,000


5.  Notes Payable    Notes payable consisted of the following:

                     December 31,                        1996             1995
                     ----------------------------------------------------------
                     Note payable to a bank, pursuant
                      to a $5,000,000 line of credit,
                      interest payable monthly at the
                      bank's prime rate (8.25% at
                      December 31, 1996); collateralized
                      by substantially all of the assets
                      of the Companies and guaranteed
                      by the principal stockholder;
                      due June 15, 1997.               $ 1,621,000   $ 460,000

                     Note payable to a bank payable in
                      quarterly installments of $200,000
                      plus interest equal to the three
                      month London Inter-bank Offer Rate
                      plus 1.75%; collateralized by
                      substantially all of the assets of
                      the Companies and guaranteed by
                      the principal stockholder.             -         900,000
                    ----------------------------------------------------------
                                                     1,621,000       1,360,000
                     Less current portion            1,621,000       1,260,000
                    ----------------------------------------------------------
                     Long-term portion             $         -       $ 100,000


6.   Major
     Customers
     and Vendors     Non-affiliated customers which comprised more than 10% of
                     the Companies' sales are as follows:

                     December 31,               1996          1995         1994
                     ----------------------------------------------------------
                      A                          27%            -            -
                      B                          20%            -            -
                      C                          19%            -            -
                      D                           -            12%           -

                     During 1994 one vendor accounted for $5,411,000 or 30% of total purchases. During 1996 and 1995 no vendors accounted for more than 10% of total purchases.


7.   Commitments
     and
     Contingencies  Environmental Liabilities
                    -------------------------

                     In connection with the recycling and processing of metals, the Companies may come in contact with "hazardous materials" as that term is defined under various environmental laws. Although the Companies screen for
                    "hazardous materials" in their raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. At this time the Companies believe that they are in substantial compliance with all applicable environmental laws. Due to the nature of the Companies' operations, changes in the environmental laws or inadvertent improper disposal of a hazardous material may result in a violation of such laws subjecting the Companies to fines and responsibility for costs attributable to remediation.




                     AIC has been notified of  potential liability pursuant to
                     Section 107(a) of the Comprehensive Environmental Response, Compensation, and Liability Act. On June 15, 1993, 5705 Highway Avenue Corporation formerly Tri-State Recycling Corporation ("Tri-State") purchased real property which had previously been owned by a former wholly owned subsidiary of AIC. In connection with Tri-State's purchase of the property, AIC executed a $2,000,000 limited unconditional guaranty on behalf of the affiliate. As part of the guaranty, AIC obtained a $760,000 standby letter of credit. The guaranty and letter of credit specifically relate to indemnity obligations pursuant to its purchase of the property, and include a potentially significant environmental liability. Management believes that amounts disbursed by AIC on behalf of Tri-State in connection with the guaranty will be recouped by AIC when the Tri-State property is sold. Although the outcome of this matter cannot be predicted with certainty, management believes that the disposition of this matter will not have a material adverse effect on the financial position, results of operations or cash flows of the Companies.

                     In 1992 AIC was notified that it had sold material to two customers who improperly disposed of certain waste by-products of the related material. AIC has been named as a potentially liable party in the clean up of the waste by-products. The financial statements include an estimated environmental cleanup liability of approximately $244,000 and $176,000 at December 31, 1996 and 1995 related to these matters.

                     Letter of Credit
                     ----------------

                     At December 31, 1996 and 1995, AIC had a $50,000 outstanding letter of credit issued in connection with a vendor arrangement.

                     Operating Lease
                     ---------------

                     ARC leases equipment under a non-cancelable operating lease expiring February, 2000.

                     Approximate future minimum lease payments are as follows:

                     Years Ending December 31,
                     -------------------------------------------------------

                     1997                                            $ 3,000
                     1998                                              3,000
                     1999                                              3,000
                     2000                                              1,000
                     -------------------------------------------------------
                                                                    $ 10,000

                     Rent expense for non-cancelable operating leases for 1996, 1995, and 1994 was $3,000, $0 and $0.


                     Profit Sharing Plan
                     -------------------

                     AIC provides a defined contribution profit sharing plan covering substantially all of its employees. The plan provides for salary reduction contributions by participating employees, and requires the Company to make matching contributions up to 3% of a participant's compensation.

                     AIC's contributions to the plan for the years ended December 31, 1996, 1995 and 1994 were $17,000, $16,000 and
                     $16,000.





8.   Supplemental    Supplemental information to the statements of cash flows
     Cash Flow       and noncash investing and financing activities are as
     Information     follows:


                     Years Ended December 31,     1996        1995        1994
                     ----------------------------------------------------------

                     Cash paid for interest   $ 243,000     $189,000   $357,000
                     Note receivable issued
                       in connection with
                       the sale of equipment          -            -    264,000
                     Dividends declared and
                       accrued                        -            -    150,000
                     Note receivable issued
                       in connection with
                       the sale of land and
                       improvements                   -            -    235,000


9.   Subsequent      On April 7, 1997, the stockholders of ARC sold all of the
     Events          property and equipment and unprocessed inventory used in
                     its metals recycling operations to Recycling Industries, Inc. ("RII") for $5,500,000 plus an amount equal to the value of the unprocessed inventory at closing and is payable as follows: $5,000,000 plus an amount equal to the value of the unprocessed inventory in cash at closing and $500,000 in RII Convertible Preferred Stock. The
                     Convertible Preferred Stock shall have a stated value of $500,000 and shall be converted to RII Common Stock (the
                     "Conversion Shares") two years from closing at the then market price. The Conversion Shares shall provide for dividends on a cumulative basis at the per annum rate of 8%, payable quarterly.

                     On April 8, 1997, the stockholder of AIC signed an agreement with Recycling Industries, Inc. ("RII") to sell all of the property and equipment and unprocessed inventory used in its metals recycling operations. The sales price shall be $6,000,000 plus an amount equal to the value of the unprocessed inventory at closing and is payable as follows: $5,500,000 plus an amount equal to the value of the unprocessed inventory in cash at closing and $500,000 in RII Convertible Preferred Stock. The Convertible Preferred Stock shall have a stated value of $500,000 and shall be converted to RII Common Stock (the "Conversion Shares") two years from closing at the then market price. The Conversion Shares shall provide for dividends on a cumulative basis at the per annum rate of 8%, payable quarterly. Closing of the sale will occur no later than June 30, 1997, provided all terms of the sales agreement have been met.






INTRODUCTION

     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions by Recycling Industries, Inc. (the "Company") of the entities detailed below and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

     The pro forma consolidated balance sheet assumes the acquisitions were consummated at March 31, 1997. The pro forma consolidated statement of earnings for the year ended September 30,1996 includes the operating results of the Company, Recycling Industries of Texas, Inc., Mid-America Shredding and Weissman Iron and Metal for such period and the operating results of ARC and AIC for the 12 months ended December 31, 1996. The pro forma consolidated statement of earnings for the six months ended March 31, 1997 includes the operating results of the Company, ARC and AIC for such period. The operating results of ARC and AIC for the three months beginning October 1, 1996 and ending December 31, 1996 have been included in the pro forma consolidated statement of earnings for both the year ended September 30, 1996 and the six months ended March 31, 1997.



                                    RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                  March 31, 1997
                                             (Thousands of Dollars)

                                                   ASSETS

                                                              ADDLESTONE
                                          RECYCLING         RECYCLING CORP &
                                        INDUSTRIES, INC        ADDLESTONE                         CONSOLIDATED
                                        & SUBSIDIARIES     INTERNATIONAL CORP     PRO FORMA         PRO FORMA
                                        MARCH 31, 1997       MARCH 31, 1997      ADJUSTMENTS      MARCH 31, 1997
                                       ----------------     ----------------   --------------    ---------------
CURRENT ASSETS
   Cash                                $           527      $           287     $      (287) (3)$            527
   Accounts receivable, net                      5,588                4,991          (4,991) (3)           5,588
   Accounts receivable, related party               86                    -               -                   86
   Inventories                                   2,456                5,955          (5,743) (3)           2,668
   Deferred income taxes                           510                    -                                  510
   Prepaid expenses and deposits                   335                   84             (84) (3)             335
                                       ----------------     ----------------   --------------    ---------------
      Total Current Assets                       9,502               11,317         (11,105)               9,714
                                       ----------------     ----------------   --------------    ---------------

PROPERTY, PLANT AND EQUIPMENT, net              20,455                4,311           7,189  (2)          31,955
                                       ----------------     ----------------   --------------    ---------------


OTHER ASSETS
   Deferred income taxes                           585                    -               -                  585
   Other assets, net of amortization             5,040                  452            (452) (3)           5,040
                                       ----------------     ----------------   --------------    ---------------
      Total Other Assets                         5,625                  452            (452)               5,625
                                       ----------------     ----------------   --------------    ---------------

TOTAL ASSETS                           $        35,582      $        16,080     $    (4,368)    $         47,294
                                       ----------------     ----------------   --------------    ---------------
                                       ----------------     ----------------   --------------    ---------------


See accompanying Introduction and Notes to Pro Forma Consolidated
Financial Statements.



                               RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                               March 31, 1997
                                           (Thousands of Dollars)

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 ADDLESTONE
                                              RECYCLING        RECYCLING CORP &
                                            INDUSTRIES, INC       ADDLESTONE                        CONSOLIDATED
                                            & SUBSIDIARIES    INTERNATIONAL CORP     PRO FORMA        PRO FORMA
                                            MARCH 31, 1997      MARCH 31, 1997      ADJUSTMENTS     MARCH 31, 1997
                                            -----------------   ------------------   -------------   ---------------
CURRENT LIABILITIES
   Current maturities of long-term debt      $       3,092       $          -      $    2,300 (2)   $       5,392
   Current maturities of long-term debt,
     related parties                                 1,293                335            (335)(3)           1,293
   Accounts payable                                  2,688                581            (581)(3)           2,688
   Other current liabilities                           412                315            (315)(3)             412
                                          -----------------   ------------------   -------------   ---------------
      Total  Current Liabilities                     7,485              1,231           1,069               9,785
                                          -----------------   ------------------   -------------   ---------------

LONG-TERM DEBT
   Long-term debt, less current maturities          10,306                  -           8,412 (2)          18,718
   Long-term debt - related parties
     less current maturities                           736                  -               -                 736
                                          -----------------   ------------------   -------------   ---------------
Total Long-Term Debt                                11,042                  -           8,412              19,454
                                          -----------------   ------------------   -------------   ---------------
Total Liabilities                                   18,527              1,231           9,481              29,239
                                          -----------------   ------------------   -------------   ---------------

COMMITMENTS & CONTINGENCIES
   Redeemable common stock                           1,500                  -               -               1,500
                                          -----------------   ------------------   -------------   ---------------

STOCKHOLDERS' EQUITY
   Preferred Stock                                     907                  -           1,000 (2)          1,907
   Common Stock                                         13                  1              (1)(3)              13
   Additional paid-in capital                       25,566                244            (244)(3)          25,566
   Retained earnings (deficit)                     (10,931)            14,604         (14,604)(3)         (10,931)
                                          -----------------   ------------------   -------------   ---------------
      Total Stockholders' Equity                    15,555             14,849         (13,849)             16,555
                                          -----------------   ------------------   -------------   ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $      35,582      $      16,080      $   (4,368)      $      47,294
                                          -----------------   ------------------   -------------   ---------------
                                          -----------------   ------------------   -------------   ---------------


 See accompanying Introduction and Notes to Pro Forma Consolidated Financial Statements.





                       RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                         TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                      (Thousands of dollars except per share amounts)



                                                         RECYCLING
                                                         INDUSTRIES
                             RECYCLING      RECYCLING        OF                          MID-AMERICA
                             INDUSTRIES,    INDUSTRIES   TEXAS, INC.                      SHREDDING
                                INC. &          OF        PRO FORMA         MID-AMERICA   PRO FORMA
(SEPTEMBER 30, 1996)        SUBSIDIARIES    TEXAS, INC.  ADJUSTMENTS         SHREDDING   ADJUSTMENTS
                            ------------    -----------  -----------        -----------  -----------
Net sales                    $  27,619       $ 14,359     $ (11,549) (7)     $   2,857    $  (1,687) (7)
                            ------------    -----------  -----------        -----------  -----------
Cost of sales and
    operating expenses          26,590         13,572       (11,398) (7)         2,754       (1,525) (7)
                                                                 26  (4)                        (20) (4)
                                                               (100) (8)
                            ------------    -----------  -----------        -----------  -----------
Total cost of sales and
    operating expenses          26,590         13,572       (11,472)             2,754       (1,545)
                            ------------    -----------  -----------        -----------  -----------
    Gross profit                 1,029            787           (77)               103         (142)
                            ------------    -----------  -----------        -----------  -----------
Selling, general and
    administrative expenses      3,323            938          (603) (7)           175         (100) (7)
                                                               (110) (6)
                                                                 22  (4)
                                                                 28  (5)
                            ------------    -----------  -----------        -----------  -----------
Total selling, general and
    administrative costs         3,323            938          (663)               175         (100)
                            ------------    -----------  -----------        -----------  -----------

Operating income (loss)         (2,294)          (151)          586                (72)         (42)
                            ------------    -----------  -----------        -----------  -----------
Other income (expense)
    Interest expense              (732)          (323)          256  (7)          (133)          66  (7)
    Miscellaneous                    4              -           (19) (10)            -            -
                            ------------    -----------  -----------        -----------  -----------
Total other income (expense)      (728)          (323)          237               (133)          66
                            ------------    -----------  -----------        -----------  -----------
Earnings (loss) before
    income taxes and
    extraordinary gain          (3,022)           (474)         823               (205)          24

Extraordinary gain from
    settlement of debt              70               -            -                  -            -
                            ------------    -----------  -----------        -----------  -----------
Earnings (loss) before
    income taxes                (2,952)           (474)         823               (205)          24
Income tax expense                   9               -            -  (9)             -            -  (9)
                            ------------    -----------  -----------        -----------  -----------

    Net earnings (loss)      $  (2,961)      $    (474)   $     823          $    (205)   $      24
                            ------------    -----------  -----------        -----------  -----------
                            ------------    -----------  -----------        -----------  -----------

Earnings (loss) per common share:
    Net earnings (loss) before
       extraordinary item    $    (0.30)
    Extraordinary item             0.01
                            ------------
Earnings (loss)
    per common share         $    (0.29)
                            ------------
                            ------------

Weighted average
    shares outstanding       10,212,000
                            ------------
                            ------------






                                                            CONSOLIDATED
                                                         PRO FORMA BEFORE        ADDLESTONE
                                             WEISSMAN      RECYCLING CORP. &   RECYCLING CORP. &
                                           IRON & METAL      ADDLESTONE          ADDLESTONE
                              WEISSMAN       PRO FORMA      INTERNATIONAL    INTERNATIONAL CORP
(SEPTEMBER 30, 1996)        IRON & METAL    ADJUSTMENTS      CORPORATION      DECEMBER 31, 1996
                            ------------    -----------    ---------------   -------------------
Net sales                   $   18,799      $  (3,144) (7) $     47,254      $        27,536
                            ------------    -----------    ---------------   -------------------
Cost of sales and
    operating expenses          14,678         (2,491) (7)        42,196              23,093
                                                 (135) (6)
                                                  245  (4)
                            ------------    -----------    ---------------   -------------------
Total cost of sales and
    operating expenses          14,678         (2,381)            42,196              23,093
                            ------------    -----------    ---------------   -------------------
    Gross profit                 4,121           (763)             5,058               4,443
                            ------------    -----------    ---------------   -------------------
Selling, general and
    administrative expenses      1,263           (156) (7)         4,672               1,964
                                                   11  (4)
                                                   42  (5)
                                                 (161) (6)
                            ------------    -----------    ---------------   -------------------
Total selling, general and
    administrative costs         1,263           (264)             4,672               1,964
                            ------------    -----------    ---------------   -------------------
Operating income (loss)          2,858           (499)               386               2,479
                            ------------    -----------    ---------------   -------------------
Other income (expense):
    Interest expense               (84)            84  (7)        (1,346)              (252)
                                                 (461) (10)
    Miscellaneous                    -              -                  4                267
                            ------------    -----------    ---------------   -------------------
Total other income (expense)       (84)          (377)            (1,342)                15
                            ------------    -----------    ---------------   -------------------
Earnings (loss) before
    income taxes and
    extraordinary gain           2,774           (876)             (956)              2,494
Extraordinary gain from
    settlement of debt               -              -                70                   -
                            ------------    -----------    ---------------   -------------------
Earnings (loss) before
    income taxes                 2,774           (876)             (886)              2,494
Income tax expense                   -              -  (9)            9                   -
                            ------------    -----------    ---------------   -------------------
    Net earnings (loss)     $    2,774      $    (876)     $       (895)     $        2,494
                            ------------    -----------    ---------------   -------------------
                            ------------    -----------    ---------------   -------------------





                                 ADDLESTONE
                              RECYCLING CORP. &
                                 ADDLESTONE
                             INTERNATIONAL CORP.     CONSOLIDATED
                                  PRO FORMA            PRO FORMA
(SEPTEMBER 30, 1996)            ADJUSTMENTS         SEPTEMBER 30, 1996
                            -------------------    -------------------
Net sales                    $           -         $        74,790
                            -------------------    -------------------
Cost of sales and
    operating expenses                 117    (4)           65,406


                            -------------------    -------------------
Total cost of sales and
    operating expenses                 117                  65,406
                            -------------------    -------------------
    Gross profit                      (117)                  9,384
                            -------------------    -------------------
Selling, general and
    administrative expenses           (235)   (6)            6,401



                            -------------------    -------------------
Total selling, general and
    administrative costs              (235)                  6,401
                            -------------------    -------------------
    Operating income (loss)            118                   2,983
                            -------------------    -------------------
Other income (expense):
    Interest expense                (1,087)    (10)         (2,685)

    Miscellaneous                        -                      271
                            -------------------    -------------------
Total other income (expense)        (1,087)                 (2,414)
                            -------------------    -------------------
Earnings (loss) before
    income taxes and
    extraordinary gain                (969)                    569
Extraordinary gain from
    settlement of debt                   -                      70
                            -------------------    -------------------
Earnings (loss) before
    income taxes                      (969)                    639
Income tax expense                       -     (9)               9
                            -------------------    -------------------
     Net earnings (loss)     $        (969)        $           630
                            -------------------    -------------------
                            -------------------    -------------------
Earnings (loss) per common share:
    Net earnings (loss) before
       extraordinary item                          $          0.05
    Extraordinary item                                        0.01
                                                   -------------------
Earnings (loss)
    per common share                               $          0.06
                                                   -------------------
                                                   -------------------

Weighted average
    shares outstanding             543,000     (11)        10,755,000
                            -------------------    -------------------
                            -------------------    -------------------


See Accompanying Introduction and Notes to Pro Forma Consolidated
Financial Statements.




                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                             SIX MONTHS ENDED MARCH 31, 1997
                     (Thousands of dollars except per share amounts)


                                                                     ADDLESTONE
                                                    RECYCLING      RECYCLING CORP. &
                                                 INDUSTRIES, INC.     ADDLESTONE                      CONSOLIDATED
                                                  & SUBSIDIARIES   INTERNATIONAL CORP   PRO FORMA       PRO FORMA
                                                  MARCH 31, 1997     MARCH 31, 1997     ADJUSTMENTS    MARCH 31, 1997
                                                -----------------   -----------------   ----------     --------------
Net sales                                       $         23,502    $         18,824    $       -      $       42,326

Cost of sales and operating expenses                      19,813              16,404           58  (4)         36,275
                                                -----------------   -----------------   ----------     --------------
Gross profit                                               3,689               2,420          (58)              6,051

Selling, general and administrative expenses               2,663               1,569         (117) (6)          4,115
                                                -----------------   -----------------   ----------     --------------

Operating income (loss)                                    1,026                 851           59               1,936
                                                -----------------   -----------------   ----------     --------------
Other income (expense):
    Interest expense                                        (889)               (101)        (569) (10)        (1,559)
    Miscellaneous                                             34                  83            -                 117
                                                -----------------   -----------------   ----------     --------------

        Total other income (expense)                        (855)                (18)        (569)             (1,442)
                                                 -----------------   -----------------   ----------     --------------

Earnings before income taxes                                 171                 833         (510)                494

Income tax benefit                                           295                   -            -  (9)            295
                                                -----------------   -----------------   ----------     --------------

Net earnings                                    $            466   $             833    $    (510)     $          789
                                                -----------------   -----------------   ----------     --------------
                                                -----------------   -----------------   ----------     --------------


Net earnings available to common
    shareholders                                $            186                                     $            509
                                                -----------------   -----------------   ----------     --------------
                                                -----------------   -----------------   ----------     --------------
Earnings per common share                       $           0.01                                    $            0.03
                                                -----------------   -----------------   ----------     --------------
                                                -----------------   -----------------   ----------     --------------


Weighted average shares outstanding                   14,356,000                          543,000          14,899,000
                                                -----------------   -----------------   ----------     --------------
                                                -----------------   -----------------   ----------     --------------


See Accompanying Introduction and Notes to Pro Forma Consolidated
Financial Statements.



























RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
NOTES  TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA ADJUSTMENTS

The adjustments relating to the pro forma consolidated statements of earnings are computed assuming the acquisitions of ARC and AIC were consummated at the beginning of the applicable periods presented. The adjustments relating to the pro forma consolidated balance sheet are computed assuming the acquisitions of ARC and AIC were consummated at March 31, 1997 for the March 31, 1997 balance sheet. The pro forma adjustments for Recycling Industries of Texas, Inc. (formerly known as Anglo Iron and Metal), Mid- America Shredding and Weissman Iron and Metal are computed assuming the acquisitions were consummated at the beginning of the applicable periods presented.

NOTE 2 - ACQUISITION OF SUBSIDIARIES

The acquisitions are recorded using the purchase method of accounting.


NOTE 3 - UNACQUIRED ASSETS AND LIABILITIES

Removes assets and liabilities that were not acquired or assumed by the Company.


NOTE 4 - ADDITIONAL DEPRECIATION AND AMORTIZATION

Recycling Industries of Texas, Inc. and Weissman Iron and Metal

Reflects additional depreciation of property and equipment due to the increased cost of the assets acquired. Reflects amortization and goodwill using the straight line method over 20 years.

Mid-America Shredding, ARC and AIC

Reflects additional depreciation of property and equipment due to the allocated costs of the assets acquired.

NOTE 5 - NON-COMPETE AND CONSULTING AGREEMENTS

Reflects amortization of the non-compete and consulting agreements with the president of Recycling Industries of Texas, Inc. and the president of Weissman Iron and Metal over the six and five year terms using the straight line method.

NOTE 6 - NON-RECURRING EXPENSES

Removes non-recurring expenses paid to former officers and stockholders of the acquired business for salaries and benefits that will not be incurred in the future under terms of the acquisition agreements.





NOTE 7 - DUPLICATE TRANSACTIONS

Removes operations for Recycling Industries of Texas, Inc., Mid-America Shredding and Weissman Iron and Metal subsequent to their acquisition, which are included in the historical operations of the Company for the year ended September 30, 1996.

NOTE 8 - NON-RECURRING REMEDIATION EXPENSES

Removes non-recurring outside labor costs, direct labor costs and landfill costs incurred for remediation costs in compliance with the terms of the Recycling Industries of Texas, Inc. sale agreement.

NOTE 9 - PROVISION FOR INCOME TAXES

No provision for income taxes on the acquired operations has been recorded due to the recognition of the tax benefit from utilization of Recycling Industries, Inc.'s net operating loss carryforwards.

NOTE 10 - INTEREST EXPENSE

Reflects additional interest expense for notes payable used to finance the acquisition of Weissman Iron and Metal (interest at 10.5% at September 30,
1996), Recycling Industries of Texas, Inc. (interest at 14%), ARC and AIC (interest at 12.5% at September 30, 1996 and March 31, 1997).

NOTE 11 - WEIGHTED AVERAGE SHARES OUTSTANDING

The weighted average shares outstanding reflects the conversion of the ARC and AIC Convertible Preferred Stock into common stock equivalents.